BlackRock Funds (the "Registrant"):  BlackRock Emerging
Markets Dividend Fund (the "Fund")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form
N-SAR, a copy of the Fund's Certification of Classification of Shares filed with the Commonwealth of Massachusetts.


BLACKROCK FUNDSSM

(A MASSACHUSETTS BUSINESS TRUST)

CERTIFICATION OF CLASSIFICATION OF SHARES

      The undersigned, Secretary of the BlackRock FundsSM (the "Trust"), does hereby certify that at a meeting of the Board of Trustees duly held on May 21, 2013, the following resolutions were approved by the Trustees of the Trust and that said resolutions continue in full force and effect as of the date hereof:

      RESOLVED, that the Trustees of BlackRock FundsSM
(the "Trust") have determined that it is advisable to repurpose BlackRock China Fund (the "Fund") to enable the Fund to invest in dividend-paying equity securities of companies domiciled in, or tied economically to, emerging market countries;

      FURTHER RESOLVED, that in connection with the proposed repurposing, the change in the Fund's investment objective from seeking to maximize total return to a primary investment objective of seeking investment income and a secondary investment objective of seeking capital appreciation be, and it hereby is, approved;

      FURTHER RESOLVED, that in connection with the proposed repurposing, the change in the name of the Fund to "BlackRock Emerging Markets Dividend Fund" be, and it hereby is, approved;

      FURTHER RESOLVED, that the designation of the Fund under the Trust's Certificate of Classification of Shares as "ZZZ" will remain the same following the name change;

      FURTHER RESOLVED, that the officers of the Trust be and they hereby are, authorized to take all actions necessary to amend the Trust's Certificate of Classification of Shares to the extent necessary to reference the Fund's name change; and

      FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to take all actions necessary to prepare, or cause to be prepared, and file, or cause to be filed, for record, any and all such documents as may be deemed necessary in connection with the name change of the Fund as described above.

      Witness my hand and seal this 16th day of August, 2013.
                   /s/ Ben Archibald
                       Ben Archibald
                           Secretary